Spark Energy, Inc. Announces Public Offering of Series A Preferred Stock

HOUSTON, March 08, 2017 (GLOBE NEWSWIRE) -- Spark Energy, Inc. (NASDAQ:SPKE) ("Spark") today announced that it has commenced a public offering of Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock ("Series A Preferred Stock") pursuant to an effective shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (the "SEC").

Spark will grant the underwriters a 30-day option to purchase additional Series A Preferred Stock. It is anticipated that the preferred rate will be fixed for 5 years from the date of original issuance of the Series A Preferred Stock and thereafter will be adjusted on a quarterly basis based on a spread to three-month LIBOR.

Spark intends to use the net proceeds of this offering for general corporate purposes, which may include, among other things, funding working capital, capital expenditures, liquidity for operational contingencies, debt repayments and acquisitions. Pending these uses, the net proceeds may be temporarily invested in short- and medium-term securities. RBC Capital Markets, LLC and FBR Capital Markets & Co. will act as joint book-running managers of the offering. Janney Montgomery Scott LLC and Wunderlich Securities, Inc. will act as senior co-managers. BB&T Capital Markets, a division of BB&T Securities, LLC, Ladenburg Thalmann & Co. Inc., National Securities Corporation and USCA Securities LLC will act as co-managers.

The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. A copy of the preliminary prospectus supplement and accompanying base prospectus meeting such requirements relating to this offering may be obtained from any of the underwriters, including the offices of:

RBC Capital Markets, LLC
Attn: Syndicate Operations
200 Vesey Street, 8th Floor
New York, NY 10281-8098
Phone: (866) 375-6829
Email: rbcnyfixedincomeprospectus@rbccm.com

FBR Capital Markets & Co.
Attn: Syndicate Prospectus Department
1300 North 17th Street, Suite 1400
Arlington, VA 22209
Phone: (703) 312-9726
Email: prospectuses@fbr.com

You may also obtain these documents for free when they are available by visiting the Securities and Exchange Commission's Web site at www.sec.gov.

The shelf registration statement relating to these securities has previously been filed with the SEC and declared effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Spark Energy, Inc.

Spark Energy, Inc. is an established and growing independent retail energy services company founded in

1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. Headquartered in Houston, Texas, Spark currently operates in 18 states and serves 90 utility territories. Spark offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.

Cautionary Note Concerning Forward Looking Statements

This press release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") can be identified by the use of forward-looking terminology including "may," "should," "likely," "will," "believe," "expect," "anticipate," "estimate," "continue," "plan," "intend," "projects," or other similar words. All statements, other than statements of historical fact included in this release, regarding strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements. Forward-looking statements appear in a number of places in this release and may include statements about business strategy and prospects for growth, customer acquisition costs, ability to pay cash dividends, cash flow generation and liquidity, availability of terms of capital, competition and government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.

The forward-looking statements in this press release are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:

- changes in commodity prices,
- extreme and unpredictable weather conditions,
- the sufficiency of risk management and hedging policies,
- customer concentration,
- federal, state and local regulation, including the industry's ability to prevail on its challenge to the New York Public Service Commission's order enacting new regulations that sought to impose significant new restrictions on retail energy providers operating in New York,
- key license retention,
- increased regulatory scrutiny and compliance costs,
- our ability to borrow funds and access credit markets,
- restrictions in our debt agreements and collateral requirements,
- credit risk with respect to suppliers and customers,
- level of indebtedness,
- changes in costs to acquire customers,
- actual customer attrition rates,
- actual bad debt expense in non-POR markets,
- accuracy of billing systems,
- ability to successfully navigate entry into new markets,
- whether our majority shareholder or its affiliates offers us acquisition opportunities on terms that are commercially acceptable to us,
- ability to successfully and efficiently integrate acquisitions into our operations,
- competition, and
- the "Risk Factors" appearing under the caption "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and in our quarterly reports, other public filings and press releases.

You should review the Risk Factors and other factors noted throughout or incorporated by reference in this

press release that could cause our actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this press release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Contact: Spark Energy, Inc.
Investors:
Andy Davis, 832-200-3727
Media:
Eric Melchor, 281-833-4151